UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 20, 2012

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-20908

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07  Submission of Matters to a Vote of Security Holders

On June 20, 2012, Premier Financial Bancorp, Inc. (“Premier”) held its annual meeting of shareholders. The results of voting on the resolutions set forth in the annual meeting proxy statement follow:

(a)	Annual meeting of the shareholders was held June 20, 2012.

(b)	All director nominees were elected.

(c)	Certain matters voted upon at the meeting and the votes cast with respect to such matters are as follows:

(i)      The following were elected as directors of the Company for a term of one year.

Director	Votes Received	Votes Withheld	Broker Non-votes
1. Toney K. Adkins	3,479,982	133,007	3,413,487
2. Edsel R. Burns	3,500,968	112,021	3,413,487
3. Harry Hatfield	3,509,219	103,770	3,413,487
4. Lloyd G. Jackson, II	3,476,307	136,682	3,413,487
5. Keith F. Molihan	3,481,934	131,055	3,413,487
6. Marshall T. Reynolds	3,207,403	405,586	3,413,487
7. Neal Scaggs	3,499,317	113,672	3,413,487
8. Robert W. Walker	3,489,014	123,975	3,413,487
9. Thomas W. Wright	3,509,034	103,955	3,413,487

(ii)      Approve the Premier Financial Bancorp, Inc. 2012 Long Term Incentive Plan.  Votes for 3,358,558; votes against 222,058; votes abstained 32,373; broker non-votes 3,413,487.

(iii)     Ratification of Crowe Horwath LLP as independent auditors of the Corporation for 2012.  Votes for 6,852,252; votes against 154,414; votes abstained 19,810.

(iv)     Approve proposal on executive compensation in an advisory vote.  Votes for 3,417,106; votes against 96,863; votes abstained 99,020; broker non-votes 3,413,487.

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: June 21, 2012                                                   Brien M. Chase, Senior Vice President
  and Chief Financial Officer